SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 30, 2003

Piedmont Natural Gas Company, Inc.

(Exact name of registrant as specified in its charter)

North Carolina	1-6196	56-0556998

(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1915 Rexford Road, Charlotte, North Carolina	28211

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code	(704) 364-3120

(Former Name or Former Address, if Changed Since Last Report.)

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Item 5. Other Events

On February 28, 2003, Piedmont Natural Gas Company issued a Press Release to report that John E. Simkins is retiring from the Board of Directors after 37 years of service. His retirement will become effective in July. There are no disagreements with Piedmont on any matter relating to our operations, policies or practices. A copy of the Press Release is attached as an exhibit to this Form 8-K.

Item 7. Financial Statements and Exhibits

Exhibit No.	Description

99.1	Press Release – Piedmont Reports John Simkins Retires from Piedmont Natural Gas Board

99.2	News Release – Piedmont Reports Second Quarter Results

Item 12. Results of Operations and Financial Condition

On February 28, 2003, Piedmont issued a Press Release to report second quarter results for the quarter ended April 30, 2003. A copy of the Press Release is attached as an exhibit to this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Piedmont Natural Gas Company, Inc. (Registrant)

	By	/s/ Barry L. Guy

Barry L. Guy
Vice President and Controller
(Principal Accounting Officer)

Date May 30, 2003

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